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                                          FOLEY & LARDNER
                                          777 East Wisconsin Avenue, Suite 3800
                                          Milwaukee, Wisconsin  53202-5306
                                          414.271.2400 TEL
                   October 30, 2003       414.297.4900  FAX
                                          www.foleylardner.com





Hennessy Mutual Funds, Inc.
The Courtyard Square
750 Grant Avenue, Suite 100
Novato, California  94945
Gentlemen:

     We have acted as counsel for Hennessy Mutual Funds, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form N-14 relating to the issuance of shares of its Common Stock pursuant to an Agreement and Plan of Reorganization dated as of October 14, 2003 by and among, among others, Hennessy Mutual Funds, Inc., on behalf of Hennessy Cornerstone Growth Fund and Hennessy Cornerstone Value Fund, and Lindner Investments, Inc., on behalf of, among others, Lindner Communications Fund, Lindner Small-Cap Growth Fund and Lindner Growth and Income Fund (the "Agreement and Plan of Reorganization") (such Common Stock being hereinafter referred to as the "Stock") in the manner set forth in the Registration Statement on Form N-14 to which reference is made. In this connection we have examined: (a) the Registration Statement on Form N-14; (b) the Company's Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion, including the Agreement and Plan of Reorganization.

     Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Registration Statement on Form N-14 will be legally issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Form N-14 Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                         Very truly yours,

                                         /s/ Foley & Lardner

                                         FOLEY & LARDNER



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